Lease No. 025-5001341
                                                                 ============
                     FIRST SECURITY LEASING COMPANY OF NEVADA

                                LEASE SCHEDULE TO
                       MASTER EQUIPMENT LEASE AGREEMENT

     This Lease Schedule to Master Equipment Lease Agreement ("Lease Schedule") constitutes a separate Lease pursuant to the Master Equipment Lease Agreement between FIRST SECURITY LEASING COMPANY OF NEVADA ("Lessor") and the lessee or lessees designated below ("Lessee") dated as of November 3, 1999 (the "Master Lease"), all terms and conditions of which are incorporated herein. Lessor and Lessee reaffirm as of the date hereof all terms, representations and warranties in the Master Lease. A copy of the signed Master Lease attached to the Lease Schedule, which attachment shall adopt the copied signatures on the Master Lease as of the date of the Lease Schedule, shall constitute an original lease. This lease shall alone constitute the chattel paper for purposes of perfecting a security interest.

A.  Description of Equipment
                                                  ID         New      Invoice
                                                  or         or      Purchase
  Quantity   Vendor    Description                Serial #   Used       Price
  ========   ======    ===========                ========   ====    ========

                       ONE (1) DOUBLE FACED
                       FULL COLOR LED DISPLAY
                       MATRIX SIZE 176X336 PIXELS
                       EACH FACE, VISIBLE AREA 10.83
                       FEET BY 21.67 FEET
   1        Mikohn     PIXELS TO USE NICHIA                 New   $713,960.00
            Lighting   BLUE AND GREEN LED AND
            & Sign     HP ALLNGAP RED LEDS PIXEL
                       SPACING WILL BE 19MM PITCH
                       AND DENSITY 2770/M2 THE
                       DISPLAY WILL BE INSTALLED
                       IN EXISTING CABINET, AIR
                       CONDITIONING FOR LED

                                   TOTAL INVOICE PURCHASE PRICE:  $713,960.00

B.  Tax:
     Section 11(B) of Master Lease shall apply.  Recovery Class: 7 property.

C.  Term Expiration: 60 Months (the "Expiration" or "Expiration Date").

D.  Rental:
    1. Frequency: Monthly
    2. Advanced or Arrears: Advance
    3. Interim Rental equal to 0.000256 of each Item's Invoice Purchase Price (as shown in Section A of the Lease Schedule) for each day from (and including) its Acceptance Date to (but excluding) =======, (the "Interim Rental Payment Date") shall be due on the Interim Rental Payment Date.

                                                        Lease No. 025-5001341
                                                                 ============
                      FIRST SECURITY LEASING COMPANY OF NEVADA

                                 LEASE SCHEDULE TO
                        MASTER EQUIPMENT LEASE AGREEMENT

    4. Basic Rental equal to 0.017549 of the Total Invoice Purchase Price shall be due on each of the following Basic Rental Payment Dates:
       July 3, 2000 and the same day of each Month thereafter, with the final payment June 3, 2005.

E.  Purchase Option Amount:
         Fair Market Value

F.  Location:  The Equipment shall be located at:
                      Address:  3800 S. VIRGINIA STREET  RENO, NV 89502
                      County:   WASHOE

G.  Security Deposit:
         Not Required

H. Insurance. The minimum amount of insurance to be provided by Lessee as required under the terms of the Master Lease shall be as follows:
    1. Liability:
       $1,000,000.00 each individual
       $1,000,000.00 each accident
       $1,000,000.00 property damage liability
    2. Physical Damage and Loss:  $713,960.00
    3. Additional riders, exclusions or special terms required by Lessor: N/A

I.  OTHER TERMS.
    See Exhibit "A" for the Maintenance and Return Conditions.

J.  Finance Lease.
     As to an Item for which a vendor is shown, this is a UCC 2A "finance lease." Lessee approves the purchase contract for such Item and acknowledges that (a) it has received a copy of such contract if such contract is in writing, (b) Lessor hereby informs it of the vendor's identity and that it may have rights under such contract, and (c) Lessor hereby advises it to contact the vendor for a description of such rights.

K.  Execution of Financing Statements and Title Documents.
     Lessee agrees to execute and deliver to Lessor such financing statements and/or title documents as reasonably requested by Lessor to protect and identify Lessor's interest in the Equipment. Lessee appoints Lessor, or Lessor's agents or assigns, its true and lawful attorney-in-fact to prepare, to execute and to sign any instrument or financing statement concerning the Equipment, to sign the name of Lessee with the same force and effect as if signed by Lessee, and to file the same at the locations reasonably determined by Lessor.

L. Additional Maintenance and Return Provisions. In addition to the return and maintenance provisions of the Master Lease, the provisions contained in the attached exhibit are hereby incorporated into this Lease Schedule and Master Lease by reference.

                                                        Lease No. 025-5001341
                                                                 ============
                     FIRST SECURITY LEASING COMPANY OF NEVADA

                                 LEASE SCHEDULE TO
                         MASTER EQUIPMENT LEASE AGREEMENT


     IN WITNESS WHEREOF, the parties have executed this Lease Schedule as of November 3, 1999 and Lessee's signatories warrant their authority to sign on Lessee's behalf.

CO-LESSEES:  MONARCH CASINO & RESORT, INC. AND
GOLDEN ROAD MOTOR INN, INC. dba ATLANTIS CASINO RESORT

LESSEE: MONARCH CASINO & RESORT, INC.          LESSOR: FIRST SECURITY LEASING
a(n) Nevada Corporation                        COMPANY OF NEVADA

BY:     /S/ John Farahi                     BY: /S/ Jerry J. Velarde
        ===============                         ===================
TITLE: CEO                                  TITLE: AVP Authorized
       ================                            Representative
                                                   ================
Address: 3800 S. VIGINIA STREET             ADDRESS: c/o First Security
         Reno, NV 89502                              Leasing Company
                                                     381 East Broadway,
                                                     2nd Floor
                                                     Salt Lake City, UT 84111

Federal ID or Social Security Number: 88-0300760

LESSEE: GOLDEN ROAD MOTOR INN, INC.
        dba ATLANTIS CASINO RESORT
a(n) Nevada Corporation

BY:     /S/ John Farahi
        ===============
TITLE: John Farahi, CEO
       ================
Address: 3800 S. VIRGINIA STREET
         RENO, NV 89502

Federal ID or Social Security Number: 88-0117859

                    First Security Leasing Company of Nevada
                        MASTER EQUIPMENT LEASE AGREEMENT

This Master Equipment Lease Agreement ("Master Lease") is between First Security Leasing Company of Nevada ("Lessor") and the lessee or lessees specified below ("Lessee").

Section 1. Intent to Lease.
     Lessor agrees to pay for and lease to Lessee and Lessee agrees to lease from Lessor the personal property (the "Equipment" or, individually, an "Item") described in each Lease Schedule to Master Equipment Lease Agreement (a "Schedule") pursuant hereto. Each Schedule and a copy of the Master Lease shall be a separate lease (a "Lease). "Agreement" shall mean this Master Lease and all Schedules.

Section 2. Term; Rental; Unconditional Obligations; Security.
     A. The lease of each Item shall begin on the date of the related Schedule (the "Acceptance Date") and end on the Expiration Date specified in the Schedule (the "Expiration") or on the date of any earlier or later than termination hereunder (the "Termination").
     B. Lessee shall pay to Lessor Interim Rental, if applicable, and Basic Rental ("Rental") for each Item in the amounts and on the dates ("Rental Payment Dates") shown in the applicable Schedule. If any amount payable under the Agreement is not paid within ten (10) days after it is due, Lessee shall immediately pay to Lessor a late charge equal to five percent (5%) of such amount. Lessee shall also pay to Lessor interest on all overdue amounts at the rate of eighteen percent (18%) per annum or the maximum rate allowed by law, whichever is less, compounded daily.
     C. All Leases are net leases. Lessee's obligations under each Lease shall all be performed at Lessee's expense and shall only terminate under the provisions thereof. Lessee shall not be entitled to any reduction or withholding of any amount payable under any Lease for any reason (including any present or future claims of Lessee against Lessor, under the Lease or otherwise, or against any manufacturer or vendor). Except as expressly provided, Lessee's obligations shall not be affected by any defect in, damage to, loss of, or interference with use of any Item from any cause or by any person, entity or government, by any invalidity or unenforceability of the Lease or any lack of authority of Lessor to enter into the Lease, or by any other cause, notwithstanding any present or future law or regulation. Lessee waives any rights under Sections 221, 405 and 406 of the applicable version of Uniform Commercial Code Article 2A ("UCC 2A") and any similar laws or rights, including rights to avoidance, allowance, allocation, modification, and notice.
     D. If a Schedule specifies that a security deposit is required, upon its execution Lessee shall deposit the amount so specified with Lessor. Lessor may commingle such deposit with its other funds. Lessee grants Lessor a security interest in such deposit to secure all of Lessee's obligations under the Agreement. Within fifteen days (15) after written notice to Lessee that all or any part of a security deposit has been used to satisfy any such obligation, Lessee shall deposit with Lessor an amount sufficient to restore the security deposit to the required amount. Upon Expiration or Termination,

                      First Security Leasing Company of Nevada
                         MASTER EQUIPMENT LEASE AGREEMENT

if no Default (as defined in Section 13) exists, any unused portion of the related security deposit will be returned to Lessee without interest.
     E. Any security for Lessee's existing or future obligations under this or any other agreements with Lessor shall secure Lessee's existing or future obligations under all such agreements.

Section 3. Lessee Options at Expiration of Lease Term.
     At least one hundred twenty (120) days, but not more than one hundred eighty days (180), before Expiration (or, in the case of purchase or return under clause (b) or (c) below, the renewal term, if any, of such item), Lessee will give Lessor irrevocable written notice that it either (a) exercises its option to renew this Lease as to all (but not less than all) Items at the Fair Rental Value and for a single renewal term to be agreed upon by Lessor and Lessee but in no case less than six (6) months (but this renewal option may not be exercised if an Event of Default has occurred or if there has been a material adverse change in Lessee's business or financial condition since the Acceptance Date), (b) exercises its option to purchase all such Items at Expiration or at the expiration of the renewal term, if any, for cash for their Fair Rental Value or (c) will return all such Items to Lessor at Expiration or at the expiration of the renewal term, if any, as described below. If such notice is not given, Lessee shall be deemed to have elected to renew this Lease as to all such Items at their current periodic rent and for a renewal term of six (6) months, unless Lessor by written notice instructs Lessee to return such Items as described below, "Fair market Value" of "Fair Market Rental" is to be determined by agreement between Lessor and Lessee, and if they cannot agree, by an independent appraiser selected by Lessor but acceptable to Lessee. The cost of appraisal shall be borne by Lessee. Lessee will at its sole expense return each Item to Lessor where designated by Lessor, in the good operating order and condition as when delivered to Lessee, free and clear of liens or rights of others and properly packed and crated, with freight prepaid to Lessor at such locations as Lessor may designate to Lessee. Upon Lessor's request, Lessee will store any Item before its return without charge at its current location for up to one hundred twenty (120) days, during which period Lessee will remain liable for all of its obligations under this Lease except payment of rent. If Lessee fails to return any Item in full compliance with this Section 3, or in full compliance with any return provision in the Agreement including, any and all additional return provision attached to any Schedule as an exhibit, Lessor may treat this Lease as continuing in full force and effect as to such Item and Lessee will continue to pay the full current periodic rent for such Item, but Lessor may at any time terminate this Lease without notice and repossess such Item. The Fair Market Value of any Item shall be the value upon which an informed and willing seller and informed and willing buyer (other than a used equipment or scrap dealer) would agree, each under no compulsion to buy or sell. Fair market Rental value for any Item shall be the value upon which and informed and willing lessee (other than a lessee currently in possession) and informed and willing lessor, each under no compulsion to lease, would agree. For purposes of the Section 3 only, the value shall be determined on the assumption that such Item had been maintained and operated in the manner required by Section 8(B) hereof. Costs of removal from the location of current use shall not be a deduction from such value.

                      First Security Leasing Company of Nevada
                          MASTER EQUIPMENT LEASE AGREEMENT

Section 4. Conditions Precedent.
     Lessor's obligation to pay for and lease an Item is subject to the non-existence of any Default and to Lessee's supplying the following in form and substance satisfactory to Lessor:

     A. If Lessee is a corporation, if requested by Lessor, its articles of incorporation, by-laws, board resolutions, and incumbency certificates, each certified by its secretary or assistant secretary, evidencing the duly authorized execution, delivery and performance of this Agreement and each Lease;
     B. If Lessee is not a corporation, Lessee's partnership agreement, trust indenture, assumed name filings or such other documents as Lessor may require;
     C. Evidence of compliance with the insurance provisions hereof;
     D. If requested by Lessor, a favorable written opinion of Lessee's counsel as to the matters in Section 5(B)(i)-(v) and any other matters Lessor reasonably requests;
     E. A completed and signed Schedule;
     F. An invoice of the vendor of the Item; and
     G. If requested by Lessor, bills of sale, financing statements, lien waivers and any other documents reasonably necessary in Lessor's opinion. The effectiveness of any Lease identified in the Schedule as a UCC 2A "finance lease" is conditioned upon Lessee's approval of the contract for Lessor's purchase of the Equipment.

Section 5. Representations and Warranties.
     A. Lessor warrants that if no Default has occurred, Lessee's use of each Item under a Lease shall not be interrupted by Lessor or anyone claiming solely through Lessor. The foregoing is in lieu of all other written, oral or implied warranties of Lessor, and Lessor shall not, due to this or any other document or any other reason, be deemed to have made any other warranties. LESSOR LEASES THE EQUIPMENT AS IS, WITHOUT WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, (i) ITS DESIGN, PERFORMANCE, SPECIFICATIONS OR CONDITION, (ii) ITS MERCHANTABILITY, (iii) ITS FITNESS FOR ANY PARTICULAR PURPOSE, (iv) LESSOR'S TITLE THERETO, (v) INTERFERENCE BY ANY PARTY OTHER THAN LESSOR WITH THE QUIET ENJOYMENT THEROF, OR
(vi) THE QUALITY OF ITS MATERIAL OR WORKMANSHIP OR ITS CONFORMITY TO THE SPECIFICATIONS OF ANY RELATED PURCHASE DOCUMENT. AS BETWEEN LESSOR AND LESSEE, ALL SUCH RISKS SHALL BE BORNE BY LESSEE. During the Lease, Lessee may, at its expense, assert for Lessor's account Lessor's rights under any warranty on the Equipment, and Lessor will cooperate with Lessee in doing so if Lessee indemnifies and holds Lessor harmless from and against all related claims, costs, losses and liabilities. Any warranty payment received shall be applied to restore the Equipment to the conditions it should have been in when delivered to Lessee, ordinary wear and tear excepted, with any balance retained by Lessor.
     Lessor shall not be responsible for special or consequential damages relating to its obligations or performance under the Agreement.
     B. Lessee represents and warrants that:
        (i) Lessee, if a corporation, is duly organized and in good standing and is qualified to do business wherever necessary for its operations;

                    First Security Leasing Company of Nevada
                       MASTER EQUIPMENT LEASE AGREEMENT

         (ii) Lessee, if an entity other than a corporation, is duly organized, registered and validly existing under applicable law and is qualified to business wherever necessary for its operations;

         (iii) Lessee has duly authorized this Agreement, and its execution, delivery and performance do not require any further approval or notice, do not contravene Lessee's organizational documents or by-laws, any other agreement, or any law or regulation;

         (iv) The Agreement is Lessee's legal, valid and enforceable obligation;
         (v) There are no judgements or pending or threatened proceedings which may materially adversely affect Lessee;
         (vi) Lessee's balance sheet, income statement and statement of cash flows for its most recent fiscal year have been given to Lessor and follow generally accepted accounting principles consistently applied, and there has been no material adverse change in Lessee's condition or operations since the date thereof;
         (vii) Lessee shall keep the Equipment duly registered in Lessor's name and file timely any required reports regarding the Equipment, or, at Lessor's request, Lessee shall give Lessor all information necessary for Lessor to do so; and
         (viii) Lessee shall not dissolve, consolidate with, or merge into any other entity or transfer or lease substantially all of its assets without Lessor's prior written consent.
     C. "Year 2000 Compliant" shall mean, with regard to any entity, that all software, hardware, firmware, equipment, goods or systems used by or material to the business operations or financial condition of such entity will properly perform date-sensitive functions before, during and after January 1, 2000.
Such date-sensitive functions shall included without limitations, (a) interpretations of years greater than 1999, (b) process date data from, into, and between dates before January 1, 2000, and dates on or after January 1, 2000, (c) recognizing numbers such as "99" as an actual date rather than indefinite or an unknown information, (d) recognizing that the year 2000 is a leap year, and (e) transferring data between systems that used the different methods to make the system Year 2000 Compliant. Lessee represents and warrants to Lessor that Lessee has developed a detailed plan to ensure that Lessee, it affiliates, and all customers, suppliers and vendors that are material to the Lessee's business, become Year 2000 Compliant on or before June 30, 1999. The plan (a) effectively prioritizes mission-critical systems, (b) has the involvement of executive management, (c) includes assessment of Year 2000 Compliance of the customer, supplier, and vendors, (d) includes contingency planning to mitigate risk from Year 2000 business interruptions affecting key vendors, suppliers, or customers, and (e) has been allocated with adequate resources within Lessee's abilities.

Section 6. Mortgages, Liens, Personality, Etc.
     Lessee will not directly or indirectly create, incur, assume or permit the existence of any mortgage, security interest, pledge, lien, charge, encumbrance or claim on or with respect to the Equipment, title thereto or any interest therein except (a) the respective rights of Lessor and Lessee as herein provided, (b) liens or encumbrances which result from claims against

                    First Security Leasing Company of Nevada
                       MASTER EQUIPMENT LEASE AGREEMENT

Lessor except to the extent that such liens and encumbrances arise from failure of Lessee to perform any of Lessee's obligations hereunder, and (c) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings. Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such mortgage, security interest, pledge, lien, charge encumbrance or claim not specifically excepted above. The Items shall be personal property even if attached to the real property.

Section 7. Taxes.
     Lessee agrees to pay promptly when due and to indemnify and hold Lessor harmless from all sales, use, personal property, leasing, leasing use, stamp or other taxes, levies, imposts, duties, charges, fees or withholding of any nature (together with any penalties, fines or interest thereon) imposed against Lessor, Lessee or the Equipment by any federal, state, local or foreign government or taxing authority upon or with respect to the Equipment or upon the purchase, ownership, delivery, leasing, possession, use operation, return or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom, or upon or with respect to any Lease (excluding, however, federal, state and local taxes on or measured solely by the net income of Lessor) unless, and to the extent only, that any such tax, levy, impost, duty, charge or withholding is being contested by Lessee in good faith and by appropriate proceedings. In case any report or return is required to be made with respect to any obligation of Lessee under this Section Lessee will notify Lessor of such requirement and make such report or return in such manner as shall be satisfactory to Lessor. Lessor agrees to cooperate fully with lessee in the preparation of any such reports or returns. Lessee agrees to remit all applicable sale or use taxes to Lessor promptly upon receipt of an invoice therefor.

Section 8. Title; Use, Maintenance and Operation, Identification Marking.
     A. Lessor shall retain full legal title to the Equipment notwithstanding delivery to and possession and use thereof by Lessee. Upon delivery of the Equipment Lessee shall cause said Equipment to be duly registered, and at all times thereafter to remain duly registered, in the name of Lessor, or at Lessor's request shall furnish to Lessor such information as may be required to enable Lessor to make application for such registration and shall promptly furnish to Lessor such information as may be required to enable Lessor to file timely any reports required to be filed by it as Lessor under the Lease or as the owner of the Equipment with any governmental authority.
     B. Lessee agrees that the Equipment will be used solely in the conduct of its business. Lessee further agrees to comply in all material respects with all applicable governmental laws, regulations, requirements and rules with respect to the use, maintenance and operation of each Item of Equipment.
Lessee agrees that each Item of Equipment (except Items which prior to the execution of the Lease Lessee shall have advised Lessor in writing are normally used or to be used in more than one Location) will be kept at the address shown in the Schedules with respect to such Item unless Lessor shall first otherwise consent in writing. Lessee will immediately give written notice to Lessor of any change in ins principal place of business.
     Lessee, at its own cost and expense, will repair and maintain the Equipment so as to keep it in a good condition as when delivered to Lessee hereunder, ordinary wear and tear excepted. Lessee may from time to time add

                    First Security Leasing Company of Nevada
                       MASTER EQUIPMENT LEASE AGREEMENT

further parts or accessories to any Item of Equipment provided that such addition does not impair the value, utility or warranties of such Item of Equipment and is readily removable without causing material damage to such Item.

     C. Lessee agrees at its own cost and expense to place such markings, plates or other identification on the Equipment showing Lessor's title thereto as Lessor may from time to time request, provided such identification markings are places so as not to interfere with the usefulness of such Equipment. Except as above provided, Lessee will not allow the name of any person, association or corporation to be placed on the Equipment as a designation that might be interpreted as a claim of ownership.

     D. Upon request, Lessee shall inform Lessor of each Item's location and make each Item and Lessee's related records available for inspection at any reasonable time.

Section 9. Loss or Destruction.
     If any item is lost or stolen or becomes permanently unfit for use for any reason (an "Event of Loss"), Lessee shall, within ten (10) days, notify Lessor in writing and shall, at Lessor's option, either (i) replace it with property acceptable to Lessor within thirty (30) days after the Event of Loss or (ii) on the first Rental Payment Date at least twenty (20) days after the Event of Loss, pay to Lessor the value its interest in the Item and the remainder of the Lease thereof (plus compensation for the loss of Tax Benefits, if applicable), as such value is established by Lessor from time to time, (the "Casualty Value") and all unpaid amounts due with respect to such Item through that date. Lessor may apply the Casualty Value payment to Lessee's obligations, whether or not matured, in any order, at Lessor's option. Upon request, Lessor will furnish Lessee a schedule of the Casualty Values for any Item.
     If Lessee replaces such Item, the replacement shall be of like kind, be free of all liens, encumbrances and rights of others, and have a fair market value substantially equal to the value the replaced Item would have if it were in the conditions required by the Lease. The replacement shall immediately become Lessor's property and part of the Equipment for all purposes, and Lessee's Rental obligation shall not changes. Lessee shall execute any documents Lessor deems necessary to ensure Lessor's full title thereto. The replaced Item shall no longer be part of the Equipment, and Lessor will transfer its interest therein to Lessee without recourse or warranty.
     If Lessee does not replace such Item, upon payment of all amounts due with respect thereto, Lessee's Rental obligation with respect to the Item shall cease, and Lessor will transfer its interest in the Item to Lessee, without recourse or warranty, "as is and where is."

Section 10. Insurance
     At its own expense, Lessee shall maintain comprehensive general liability, products liability and property damage insurance acceptable to Lessor with respect to each Item in an amount not less than the amount specified in the Schedules relating thereto and, in any event, in an amount sufficient to provide full coverage against all loss and liability. Each such insurance policy shall name Lessor as an insured and as loss payee and

                    First Security Leasing Company of Nevada
                       MASTER EQUIPMENT LEASE AGREEMENT

shall provide that it may be altered or canceled by the insurer only after thirty (30) days prior written notice to Lessor. Lessee agrees to cause certificates or other evidence satisfactory to Lessor showing the existence of such insurance, the terms and conditions of each policy and payment of the premium therefor to be delivered to Lessor upon demand thirty (30) days prior to expiration or cancellation showing renewal or replacement of such policy.
In the event Lessee shall fail to obtain and/or maintain insurance in accordance with the provisions of this paragraph, Lessor shall have the right to obtain such insurance as Lessor deems necessary, and Lessee shall reimburse Lessor for the payment by Lessor of all premiums therefor together with interest computed from the date of Lessor's payment at the rate of eighteen percent (18%) per annum. If (a) any insurance proceeds are received with respect to a loss with respect to Equipment which does not constitute an Event of Loss under Section 9, or (b) if Lessee elects to replace an Item or Items suffering an Event of Loss under the provisions of Section 9 hereof, proceeds will be applied in payment for repairs and replacement required pursuant to
Section 8 hereof, or to reimburse Lessee have made such payments.

Section 11. Indemnification.
     A. Lessee shall indemnify and hold harmless Lessor and its assignees and their agents and employees from and against all claims, liability (including strict tort and strict products liability), or expenses (including attorney's fees) relating to (i) the Equipment or any part thereof, or its construction, purchase, delivery, installation, ownership, leasing, use, maintenance, repair, replacement, operation, return or condition (whether defects are latent or discoverable), (ii) Lessee's failure to accept the Equipment "as is," (iii) any actual or alleged patent or trademark infringement or act or omission of Lessee or its agents or employees, or (iv) Lessee's financial or tax accounting. This Section shall be effective from the date the first Item is ordered even though not accepted by Lessee. Lessee shall give Lessor prompt notice of any claim or liability indemnified against.
     B. (OPTIONAL. This Section 11(B) shall apply if so indicated in the applicable Schedule.) Lessor shall be entitled to the following benefits (the "Tax Benefits"): (i) Lessor will be the owner and lessor of each Item for all purposes; (ii) Lessor will have a basis in each Item under Section 1012 of the Internal Revenue Code of 1986, as amended (the "Code") equal to the invoice purchase price indicated in the Schedule therefor; (iii) Each Item will be "3-year," "5-year," "7-year," "10-year," "15-year," or "20-year" property (as defined in Section 168(e) of the Code) as indicated in the Schedule, and Lessor will be allowed 100% of the deduction with respect to each Item in each recovery year as provided in Section 168(b) and (c) of the Code. Neither Lessee nor any of its affiliates will at any time, take or fail to take any action inconsistent with the Tax Benefits or which would increase the amount Lessor is required to take into income with respect to any Item. Lessee shall keep and make available for Lessor's inspection and copying all records necessary to facilitate the foregoing. Lessee represents and warrants that Lessor will be the owner of each Item on or before its Acceptance Date and that each Item will be "placed in service" (within the meaning of the Code and related regulations) no later than the end of the calendar year in which the Acceptance Date occurs. If Lessor shall lose or shall not have the right to any of the Tax Benefits for any reason other than (i) Lessor's sale of an Item before any Event of Default, (ii) Lessor's

                    First Security Leasing Company of Nevada
                       MASTER EQUIPMENT LEASE AGREEMENT

failure to claim the Tax Benefits, (iii) a change in the Lessor's business, or
(iv) Lessor's failure to have sufficient income to use the Tax Benefits, then Lessee shall pay Lessor, on demand, an amount which, in Lessor's reasonable opinion and after deduction of all related taxes, will provide Lessor with the same net after-tax return Lessor would have had through Expiration if there had been no such loss.
     C. Lessor's rights under Section 11 shall survive Expiration or Termination with respect to any Item. For purposes of Section 11, "Lessor" shall include any group of which Lessor is a member which files a consolidated income tax return.

Section 12. Assignments and Subleases.
     Lessor may at any time, without notice, grant a security interest in, transfer or assign any or all Leases, Items, or rights and remedies as Lessor to any party, with such party assuming all, part or none of Lessor's obligations. Lessee shall not assert against such party any defense, counterclaim or offset Lessee may have against Lessor. Lessee acknowledges that any such grant, transfer or assignment would not materially change Lessee's duties, risks or interests under the Agreement.
     LESSEE SHALL NOT, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, SUBLEASE OR RELINQUISH POSSESSION OF ANY ITEM OR ASSIGN ANY OF ITS RIGHTS OR DELEGATE ANY OF ITS OBLIGATIONS HEREUNDER. Lessee grants Lessor a security interest in any existing or future sublease of an Item and the proceeds thereof, whether or not such sublease is prohibited.

Section 13. Default; Remedies.
     A. The following shall be Events of Default: (i) Lessee's failure to pay any Rental when due which continues unremedied for ten (10) days; (ii) Lessee's failure to maintain required insurance; (iii) Lessee's failure to pay any amount other than Rental or perform any obligation under the Agreement for then
(10) days after notice of non-performance from Lessor; (iv) The failure of any of Lessee's representations or warranties herein or in any related document to be correct in any respect at any time; (v) Lessee's insolvency, bankruptcy, or assignment for the benefit of creditors, or the appointment of or Lessee's consent to the appointment of a trustee or receiver for Lessee or a substantial part of its property; (vi) Any event of default or default as described in the documentation executed in connection with any other credit or lease facility extended by Lessor, or any affiliated company of Lessor, to Lessee; (vii) Lessee's failure to perform any obligation under any agreement with Lessor or any other creditor; (viii) The existence of any judgements or any pending or threatened proceedings which may adversely affect Lessee; (ix) An adverse change in Lessee's financial condition as a result of which Lessor, in good faith, deems itself or any Item to be insecure; or (x) The occurrence of any of the above Events of Default with regard to any guarantor of any of Lessee's obligations under the Agreement.
     B. "Default" shall mean an Event of Default or an event which would be an Event of Default with only the passage of time or the giving of notice or both.
     C. At any time after an Event of Default, Lessor may, at its option, exercise any one or more of the following remedies and any other remedies under applicable law: (i) By written notice, terminate any or all Leases, whereupon Lessee's rights to possess and use the Equipment shall cease; (ii)

                    First Security Leasing Company of Nevada
                       MASTER EQUIPMENT LEASE AGREEMENT

By court action, enforce Lessee's performance of the Agreement and/or recover damages for its breach; (iii) Whether or not a Lease is terminated, cause Lessee to promptly return such Equipment in accordance with Section 3; (iv) At any hour, without notice, and without liability except for malicious acts, enter Lessee's or any other premises and take possession of or render unusable any Item and attachments thereon, whether or not the property of Lessor; (v) Retain, use, re-lease or sell at public or private sale the Item and attachments thereon; (vi) Recover (a) all accrued and unpaid Rental and other amounts payable under the Agreement (including all of Lessor's costs and any decrease in the value of any Item resulting from Lessee's failure to maintain, operate, remove, or deliver the Item as required by the Lease) and (b) as liquidated damages and not as penalty, (1) the amount of each remaining Rental payment (which otherwise would have accrued thereafter) and the Fair Market Value of each Item (assuming its sale at Expiration) all discounted at the rate of six percent (6%) per annum to the date the Item is returned to or recovered by Lessor (or if it is not returned or recovered, to the date of judgment against Lessee) minus (2) the Fair Market Value of such Item on the date of such return, recovery or judgement; (vii) Recover (a) all of its related expenses, collection costs and costs of remarketing the Equipment, including employees' salaries and reasonable attorneys' fees (including fees on appeal),
(b) interest on all amounts payable under any Lease at the rate of eighteen percent (18%) per annum or the maximum rate allowed by law, whichever is less, compounded daily, both before and after judgement, and (c) if applicable, an amount sufficient in Lessor's opinion to compensate Lessor for the related loss of Tax Benefits.
     D. Lessor's remedies shall be cumulative and in addition to all other legal or equitable remedies. No express or implied waiver of any Default shall waive any later Default. Lessor's complete or partial failure to exercise or delay in exercising any right shall not waive or exhaust such right or any other right.
     E. To the extent allowed, Lessee waives (i) all rights under UCC 2A Sections 508-522 or any similar laws, including rights to cancel or repudiate; reject or revoke acceptance; claim a security interest; deduct claimed damages; accept partial delivery; cover; recover general, special, incidental or consequential damages; and seek specific performance, replevin, or the like and
(ii) any rights now or hereafter conferred by law requiring Lessor to sell, lease or use any Item to mitigate damages or which might otherwise modify Lessor's right or remedies.
     F. Any action by Lessee against Lessor relating to the Agreement must be commenced within one (1) year after any such cause of action accrues.

Section 14. Lessor's Performance for Lessee.
     Lessee authorizes Lessor or Lessor's agent to sign, on Lessee's behalf, financing statements, reports and similar documents with respect to any Item an all related replacements, modifications, attachments and additions and the proceeds thereof. If Lessee fails to perform any obligation under the Agreement, Lessor may do so, but shall not be required to, make payment or perform or comply with any covenant or agreement contained herein, and all reasonable expenses of Lessor incurred in connection therewith shall be payable by Lessee upon demand together with interest as set out in Section 2(B) herein.

                    First Security Leasing Company of Nevada
                       MASTER EQUIPMENT LEASE AGREEMENT

Section 15. Further Assurances; Financial Information.
     Lessee will promptly execute and deliver to Lessor such documents and take such action as Lessor may request in order to carry out the intent of the Agreement and protect Lessor's rights. Lessee, at its sole expense, shall deliver to Lessor a balance sheet, income statement and statement of cash flows prepared by accountants acceptable to Lessor within one hundred twenty (120) days after the close of each fiscal year of Lessee and within forty-five (45) days after the close of each fiscal quarter and shall execute and deliver financing statements with respect to the Equipment in accordance with the laws of such jurisdictions as Lessor may from time to time deem advisable.

Section 16. Notices and Payments.
     Notices and payments to Lessor shall be sent to or made at the following address: First Security Leasing Company, 381 East Broadway, 2nd Floor, Salt Lake City, Utah 84111, or such other address as Lessor may designate in writing. Notices to Lessee may be sent to the address on the signature page hereof. All required notices shall be in writing and be effective when placed in the United States mail, first class postage prepaid.

Section 17. Year 2000.
     The lessee shall take all actions that may be necessary or desirable, or that Lessor may reasonably request, in order to ensure that the lessee, its affiliates and all customers, suppliers and vendors that are material to the Lessee's business, become Year 2000 Compliant on or before June 30, 1999. Such actions shall include, without limitation, (a) performing a comprehensive inventory, review and assessment of all the Lessee's systems and adopting a detailed plan with, itemized budget and timetable, for the remediation, monitoring and testing such systems, and (b) making a detailed inquiry of all material customers, suppliers and vendors to ascertain whether such entities are aware of the need to be Year 2000 Compliant and are taking all appropriate steps to become Year 2000 Compliant on a timely basis. Lessee shall, promptly, upon request, provide to Lessor such certifications or other evidence of Lessee's compliance within the terms of this section as Lessor may, from time to time, reasonably require.

Section 18. Execution of Financing Statements and Title Documents.
     Lessee agrees to execute and deliver to Lessor such financing statements and/or title documents as reasonably requested by Lessor to protect and identify Lessor's interest in the Equipment. Lessee appoints Lessor, or Lessor's agents or assigns, its true and lawful attorney-in-fact to prepare, to execute and to sign any instrument or financing statement concerning the Equipment, to sign the name of Lessee with the same force and effect as if signed by Lessee, and to file the same at the locations reasonably determined by Lessor.

Section 19. Miscellaneous.
     A. If there is more than one Lessee, their liability shall be joint and several, and each Lessee has the authority to enter into written agreements with Lessor modifying or extending the terms of the Agreement on behalf of each other Lessee. If used herein or in any related document, the term "Co-lessee" or "Co-lessees" shall by synonymous with "Lessee" as defined herein.
     B. Any provision of this Agreement which may be determined by competent

                    First Security Leasing Company of Nevada
                       MASTER EQUIPMENT LEASE AGREEMENT

authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
     C. The Agreement may only be changed by a writing signed by the party against which enforcement of the change is sought. No third-party manufacturer, supplier, salesperson, or broker, or any agent thereof, is Lessor's agent or is authorized to waive or modify any provision of the Agreement.
     D. Lessee shall have no interest in any Item except as specified in the Agreement.
     E. THE AGREEMENT SHALL BE GOVERNED BY NEVADA LAW. In order to induce Lessor to enter into the Agreement (and, if Lessee executes it outside of Utah, in consideration for Lessor allowing Lessee to do so) Lessee agrees that ANY PROCEEDING AGAINST LESSEE MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN NEVADA AND LESSEE UNCONDITIONALLY AGREES TO BE BOUND BY JUDGMENTS OF SUCH COURTS. If Lessee is not a Utah resident, service of process upon Lessee by mail shall be sufficient. Lessor may serve process in any other manner and bring proceedings in any jurisdiction.
     F. The word "including" as used in the Agreement shall mean "including, but not limited to."
     G. The Agreement and related documents executed by the parties contain their entire agreement, and there are no related oral agreements, representations or warranties. The Agreement shall benefit and be binding upon the parties' heirs, personal representatives, successors and assigns.

                   First Security Leasing Company of Nevada
                       MASTER EQUIPMENT LEASE AGREEMENT

     LESSEE ACKNOWLEDGES THAT IT HAS READ THE ENTIRE MASTER LEASE.

     IN WITNESS WHEREOF, the parties have caused this Master Lease to be executed as of November 3, 1999, and Lessee's signatories warrant their authority to sign on Lessee's behalf.

CO-LESSEES: MONARCH CASINO & RESORT, INC. AND
GOLDEN ROAD MOTOR INN, INC. dba ATLANTIS
CASINO RESORT

LESSEE: MONARCH CASINO & RESORT, INC.     LESSEE: GOLDEN ROAD MOTOR INN, INC.
                                          dba: ATLANTIS CASINO RESORT
a(n) Nevada Corporation                   a(n) Nevada Corporation

BY: /S/ John Farahi                       BY: /S/ John Farahi
    ================                          ================
Title: CEO                                Title: CEO
      ==============                            ==============
Address: 3800 S. Virginia Street          Address: 3800 S. Virginia Street
         Reno, NV 89502                            Reno, NV 89502
Federal ID or                             Federal ID or
Social Security Number 88-0300760         Social Security Number 88-0117859

                                          LESSOR: First Security Leasing
                                          Company of Nevada

                                          BY: /S/ Jerry J. Velarde
                                             =====================
                                          TITLE: AVP Authorized
                                                 Representative
                                                 =========================
                                          Address: c/o First Security Leasing
                                                   Company
                                                   381 East Broadway,
                                                   2nd Floor
                                                   Salt Lake City, Utah 84111

                                                        Lease No. 025-3003833
                                                                 ============
                     FIRST SECURITY LEASING COMPANY OF NEVADA

                                LEASE SCHEDULE TO
                       MASTER EQUIPMENT LEASE AGREEMENT

     This Lease Schedule to Master Equipment lease Agreement (the "Lease Schedule") between the signatories hereof dated as of November 3, 1999 and constitutes a separate lease (the "Lease") thereunder.
     All terms and conditions of the Agreement are hereby incorporated herein and made a part hereof as if such terms and conditions were set forth in this Lease Schedule at length and all capitalized terms not otherwise defined in this Lease Schedule shall have the meaning set out in the Agreement. By their execution and delivery of this Lease Schedule Lessor and Lessee hereby reaffirm on and as of the date hereof all the terms, conditions, agreements, representations and warranties contained in the Agreement. A copy of the signed Agreement attached to the Lease Schedule, which attachment shall adopt the copied signatures on the Agreement as of the date of the Lease Schedule, shall constitute an original lease. A copy of the Agreement and the Lease Schedule shall alone constitute the chattel paper for purposes of perfecting a security interest.

A. Description of Equipment
                                                  ID           New    Invoice
                                                  or           or    Purchase
 Quantity Vendor     Description                  Serial #     Used     Price
 ======== ======     ===========                  ========     ====  ========

                     TWO (2) SETS OF 23 FT 9 INCH
                     OVER ALL AREA HEIGHT ILLUMINATED
                     CHANNEL LETTERS
                     COPY "ATLANTIS" BUILT USING GRID
                     NEON WITH 6 INCH SPACE AND USING
   2      Mikohn     60 MA TRANSFORMERS                       New $214,500.00
          Lighting   NEON WILL BE MOUNTED ON A MULT-
          & Sign     COLORED PAINTED METAL BACKGROUND
                     TO MATCH THE EXISTING BUILDING
                     LETTERS LOCATED ON THE LOWER
                     TOWER
                     THE LETTERS WILL HAVE GOLD
                     POLISHED RETURNS ANS SINGLE
                     WHITE NEON OUTLINE
                     (Tax in the amount of $14,500.00 paid directly to the
                      State of Nevada)

                                   TOTAL INVOICE PURCHASE PRICE:  $214,500.00

B. Term. 60 months.

C. Rental.
   1. Frequency: Monthly
   2. Advanced or Arrears: Advance
   3. Rental Payment Dates: July 3, 2000, and on the same day of each Month with the final payment on June 3, 2005.

                                                        Lease No. 025-3003833
                                                                 ============
                     FIRST SECURITY LEASING COMPANY OF NEVADA

                                LEASE SCHEDULE TO
                       MASTER EQUIPMENT LEASE AGREEMENT

   4. Basic Rental in an amount equal to .0202716 of the total invoice purchase price of all Items is payable on each Rental Payment Date.
   5. Interim Rental in an amount equal to .000254 of the invoice purchase price for each Item for each day from and including the date of acceptance for such Item to but excluding the first Rental Payment Date will be payable on the first Rental Payment Date.

D. Residual Value. 0 of the invoice purchase price of each item.

E. Location. The Equipment shall be located at:
             Address: 3800 S. VIRGINIA STREET   RENO, NV 89502
             County:  WASHOE
   If required, the Equipment will be registered in NV.

F. Security Deposit. Concurrently with the execution hereof Lessee shall deposit with Lessor the sum of N/A as a security deposit which Lessor may use to satisfy any unpaid late charges, recording fees or other amounts due and unpaid. Any unused portion of the deposit will be returned to Lessee without interest upon expiration or earlier termination of the Lease and upon payment of all sums then due and owing to Lessor, or Lessee may, at its option, apply the unused balance of the security deposit toward the last Rental payment.

G. Insurance. The minimum amount of insurance to be provided by Lessee as required under the terms of the Agreement shall be as follows:
   1. Liability:
      $1,000,000.00 each individual
      $1,000,000.00 each accident
      $1,000,000.00 property damage liability
   2. Physical Damage and Loss: $200,000.00
   3. Additional riders, exclusions or special terms required by Lessor: N/A

                                 EXHIBIT "A"

                         Maintenance & Return Conditions
                         ===============================

                              03.10 Electronic Signs
                              ======================

Maintenance, Use & Repair:
==========================

a. Lessee agrees to use the signage, "the Equipment," for the purpose for which it was designed by the original manufacturer.
b. Lessee's use of the Equipment shall be in compliance with all federal, state and local regulations regarding the use of such Equipment.
c. Lessee shall not move the Equipment from the location(s) as specified in the lease without the prior written consent of the Lessor.
d. Lessee, at its own cost and expense, enter into and maintain in force a maintenance contract with the manufacturer of the Equipment or such party as shall be acceptable to Lessor. If Lessee has the Equipment maintained by a party other than the manufacturer, Lessee hereby assumes and agrees to pay any costs necessary to have the manufacturer re-certify the Equipment as eligible for its then standard maintenance contract, at the scheduled expiration of the lease term, which lease term shall continue upon the same terms and conditions until such re-certification has been obtained.
e. Lessee may, upon notification to Lessor, upgrade the Equipment during the lease term as it deems necessary. The Equipment will be maintained throughout the term of the lease at a capacity equal to or greater than the capacity of the Equipment at the inception of the lease agreement.

Return Conditions:
==================

a. If the Equipment is to be returned to Lessor, Lessee shall return all, but not less than all, of the Equipment, together with all maintenance agreements, service records, handbooks, manuals, cabling, certificates, or other instructions and written material relating to the Equipment, to Lessor free and clear of all liens, encumbrances or other charges. At the time of return of the signage the lessee will pay a remarketing fee to the lessor equal to 20% of the original equipment cost.
b. De-installation, packing and shipment is to be performed by Lessee, at its sole cost and expense, in accordance with any manufacturer's specifications and requirements.
c. The equipment will be delivered by Lessee, at its sole cost and expense, to the manufacturer's location in Reno designated by Lessor in writing. There will be no missing or damaged parts and the equipment will function as when first delivered, except for normal wear and tear after the 60 month term.

CO-LESSEE: MONARCH CASINO & RESORT, INC.  CO-LESSEE: GOLDEN ROAD MOTOR INN,
                                                     INC. DBA ATLANTIS CASINO
                                                     & RESORT

By: /S/ John Farahi                                  By: /S/ John Farahi
    ===============                                      ===============
Its: CEO                                             Its: CEO
    ===============                                      ===============